UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure, election or appointment of directors or officers; compensatory arrangements of certain officers.

(e) At the Annual Meeting of Stockholders held on May 21, 2013, the stockholders of Allscripts Healthcare Solutions, Inc. (the “Company”) approved the amendment and restatement of the Company’s 2011 Stock Incentive Plan (the “Amended and Restated 2011 Plan”), which had been previously approved by the Board of Directors, subject to stockholder approval. The amendments increase the available shares under the 2011 Stock Incentive Plan by 2,500,000 shares. In addition, the amendments reduce the maximum exercise period for stock options and stock appreciation rights from 10 years to 7 years and reduce the mandatory minimum vesting period for restricted stock unit and restricted stock awards from three years to one year. The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2011 Plan, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated by reference herein. The Amended and Restated 2011 Plan was also described in Proposal 2 of the Company’s proxy statement for the Annual Meeting of Stockholders held on May 21, 2013.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On May 6, 2013, the Rights (as defined below) outstanding under the Rights Agreement, dated as of May 7, 2012 (the “Rights Agreement”), between the Company and Computershare Shareowner Services LLC, as rights agent, expired in accordance with the terms of the Rights Agreement. The Rights Agreement provided common stockholders of the Company with the right to purchase shares of Series A Junior Participating Preferred Stock of the Company (“Series A Preferred Stock”) upon the terms and subject to the conditions set forth in the Rights Agreement (the “Rights”).

In connection with the expiration of the Rights, following authorization from the Company’s Board of Directors, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware on May 22, 2013. The Certificate of Elimination eliminates from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Series A Preferred Stock. No shares of Series A Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Elimination. A copy of the Certificate of Elimination has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 21, 2013.

(b)	Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders. Each of the eight directors proposed by the Company for election was elected to serve until the Company’s 2014 Annual Meeting of Stockholders or until his or her successor has been elected and qualified. The voting results were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Stuart L. Bascomb	133,261,101	1,066,028	123,517	22,355,783
Paul M. Black	133,533,763	875,698	41,185	22,355,783
Dennis H. Chookaszian	132,520,106	1,880,492	50,048	22,355,783
Robert J. Cindrich	132,754,415	1,645,970	50,261	22,355,783
Michael A. Klayko	133,284,817	874,867	290,962	22,355,783
Anita V. Pramoda	132,552,214	1,607,244	291,188	22,355,783
David D. Stevens	132,483,936	1,843,003	123,707	22,355,783
Ralph H. “Randy” Thurman	133,111,937	1,215,188	123,521	22,355,783

Stockholders approved the amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
114,427,666	17,357,034	2,665,946	22,355,783

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
116,651,912	14,356,489	3,442,245	22,355,783

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The voting results were as follows:

For	Against	Abstain
156,470,449	116,865	219,115

Item 8.01	Other Events.

Subject to market conditions, the Company is considering a refinancing of outstanding debt obligations with the goals of creating greater flexibility, greater available liquidity and a longer duration to its debt maturity schedule. Such refinancing could include such alternatives as an offering of up to $350 million of equity-linked securities or high-yield unsecured debt securities as well as amendments or replacements to the Company’s existing credit facilities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Allscripts Healthcare Solutions, Inc. dated May 21, 2013

10.1	Allscripts Healthcare Solutions, Inc. Amended and Restated 2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 24, 2013	By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Chief Financial Officer

Exhibit Index

3.1	Certificate of Elimination of Certificate of Designations of Series A Junior Participating Preferred Stock of Allscripts Healthcare Solutions, Inc. dated May 21, 2013

10.1	Allscripts Healthcare Solutions, Inc. Amended and Restated 2011 Stock Incentive Plan